SECOND AMENDMENT TO
                               TRUST INDENTURE OF
                        THE STANLEY H. DURWOOD FOUNDATION


     This Agreement is made effective the 30th day of October,  2002, by RAYMOND
F. BEAGLE, JR. and CHARLES J. EGAN, JR., as Trustees of THE STANLEY H. DURWOOD FOUNDATION under Trust Indenture dated April 27, 1999, (hereinafter "Trustees") and THE GREATER KANSAS CITY COMMUNITY FOUNDATION, a Missouri not-for-profit corporation, as sole Beneficiary of THE STANLEY H. DURWOOD FOUNDATION (hereinafter "Beneficiary").

     WHEREAS, Stanley H. Durwood, as Grantor, established THE STANLEY H. DURWOOD FOUNDATION (hereinafter "Durwood Foundation") under Trust Indenture dated April 27, 1999, and named himself, RAYMOND F. BEAGLE, JR. and CHARLES J. EGAN, JR. as Trustees;

     WHEREAS, Stanley H. Durwood died on July 14, 1999, leaving RAYMOND F. BEAGLE, JR. and CHARLES J. EGAN, JR. as the sole surviving and currently acting Trustees of the Durwood Foundation;

     WHEREAS, the sole beneficiary of the Durwood Foundation is the Beneficiary, THE GREATER KANSAS CITY COMMUNITY FOUNDATION;

     WHEREAS, the Trustees and the Beneficiary amended the Trust Indenture dated April 27, 1999, by the First Amendment thereto dated March 2, 2000 (collectively, the "Trust Indenture"), which, among other things, vested control of the Durwood Foundation in the Beneficiary by requiring the Beneficiary to appoint a majority of the Trustees of the Durwood Foundation;

     WHEREAS, Paragraph 9 (b) of the Durwood Foundation Trust Indenture authorizes the Trustees to amend the Trust Indenture with the consent of the Beneficiary so long as such amendment will not prevent the Durwood Foundation from continuing to qualify as a tax exempt organization described in Section 509
(a) (3) of the Internal Revenue Code of 1986, as amended, donations to which are deductible from taxable income;

     WHEREAS, the Trustees and the Beneficiary wish to amend Paragraph 5(b) of the Trust Indenture to provide that a minimum of one (1) Trustee rather than a minimum of two (2) Trustees shall serve for the Durwood Foundation under the Trust Indenture; and

     WHEREAS, the Trustees and Beneficiary have concluded that an amendment to the Trust Indenture to allow one (1) Trustee to serve for the Durwood Foundation will not prevent the Durwood Foundation from qualifying as a tax exempt organization as described above.

     NOW, THEREFORE, in consideration of the premises, the Trustees and the Beneficiary hereby agree as follows:

                                     ITEM I

     Paragraph 5(b) of the Trust Indenture shall be amended to read in its entirety as follows:

          (b) NUMBER AND APPOINTMENT OF TRUSTEES. The Beneficiary shall have the sole and exclusive power to appoint a majority of the Trustees. A minimum of one (1) Trustee shall be appointed. The number of Trustees may be increased or decreased by the Beneficiary with the consent of the Trustees who are then serving. The Trustees may appoint additional or successor Trustees not required as a part of the majority of the Trustees appointed by the Beneficiary.


                                  ITEM II

     The Trustees and the Beneficiary hereby ratify and confirm all other provisions of the Trust Indenture except as they may be modified by this Amendment.

     IN WITNESS WHEREOF, the Trustees and the Beneficiary hereby execute this Agreement to be effective the day and year first above written.


                                        /s/ Raymond F. Beagle, Jr., Trustee
                                        Raymond  F.  Beagle,  Jr., Trustee


                                        /s/ Charles J. Egan, Jr., Trustee
                                        Charles J. Egan, Jr., Trustee


                                        THE GREATER KANSAS CITY
                                        COMMUNITY FOUNDATION


                                        By: /s/ Janice C. Kreamer
                                                Janice C. Kreamer, President
ATTEST:

/s/ Richard Green
Secretary


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


STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )


     On the 29 day of October, 2002, at my office in said County and State, before me, the undersigned, a notary public, personally appeared RAYMOND F. BEAGLE, JR., to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged the execution of the same as said person's free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

                                           /s/Deanna L. Vick
                                           Notary Public
My Commission Expires:

April 14, 2002




STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )


     On the 5 day of November, 2002, at my office in said County and State, before me, the undersigned, a notary public, personally appeared CHARLES J. EGAN, JR., to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged the execution of the same as said person's free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.

                                          /s/ Margaret A. Mitchell
                                           Notary Public
My Commission Expires:

March 10, 2003



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


STATE OF Missouri )
                  ) ss.
COUNTY OF Jackson )


     On the 30 day of October, 2002, before me, the undersigned, a Notary Public within and for said County and State, personally appeared JANICE C. KREAMER, to me personally known, who being by me duly sworn, did say that she is the President of THE GREATER KANSAS CITY COMMUNITY FOUNDATION, a Missouri not-for-profit corporation, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.


                                           /s/ Jennifer A. Jones
                                           Notary Public
My Commission Expires:

July 1, 2006




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